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                                                                    Exhibit 21.0


                         SUBSIDIARIES OF THE REGISTRANT

     There is no parent of the Registrant. The following is a listing of the active subsidiaries of the Registrant, or if indented, subsidiaries of the subsidiary under which they are listed:

                                                                 INCORPORATION
                                                                 -------------
Alliance Imaging of Central Georgia, Inc.                        Georgia
Royal Medical Health Services, Inc.                              Pennsylvania
Alliance Imaging of Ohio, Inc.                                   Delaware
Alliance Imaging of Michigan, Inc.                               Delaware
Mobile Technology Inc.                                           Delaware
Embarcadero Holding Corp. I                                      Delaware
   CuraCare, Inc.                                                Delaware
Embarcadero Holding Corp. II                                     Delaware
Medical Diagnostics, Inc.                                        Delaware
   MDI - New York, Inc.                                          New York
   Western Massachusetts Magnetic Resonance Services, Inc.       Massachusetts
   MRI Associates, Inc.                                          Massachusetts
   Greater Boston MRI Services, Inc.                             Massachusetts
   Central Massachusetts MRI Services, Inc.                      Massachusetts
   Mobile MRI of Western Massachusetts, Inc.                     Massachusetts
   Greater Springfield MRI, Inc.                                 Massachusetts
   Meritus PLS, Inc.                                             Virginia